UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 460-1600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligations
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
          Overview
          On March 25, 2010, BioScrip, Inc. (referred to herein as “the Company,” “we,” “us” and “our”) completed its acquisition of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Target”). In connection with the financing of the acquisition, the Company entered into certain agreements which are summarized below. A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
          The New Credit Facility
          On March 25, 2010, the Company entered into a credit agreement (the “New Credit Facility”) by and among the Company, as borrower, all of its subsidiaries as subsidiary guarantors thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders. The New Credit Facility consists of a $100.0 million senior secured term loan facility (the “Term Loan”) and $50.0 million senior secured revolving credit facility (the “Revolver”). The Term Loan matures five years after funding and has a repayment schedule with quarterly amortization equal to 2.5%, 5.0%, 7.5%, 10.0% and 12.5% per annum of its principal amount in years one through five, with the balance due at maturity. The Revolver will be available for five years after the closing of the Merger (as defined below). The amount of borrowings which may be made under the Revolver will be based on a borrowing base to be comprised of specified percentages of eligible receivables and eligible inventory, up to a maximum of $50.0 million. If the amount of borrowings outstanding under the Revolver exceeds the borrowing base then in effect, then the Company will be required to repay such borrowings in an amount sufficient to eliminate such excess. Additionally, if there are no borrowings outstanding under the Revolver, and the principal amount of the Term Loan then outstanding exceeds the borrowing base then in effect, then the Company will be required to repay the Term Loan in an amount sufficient to eliminate such excess. The Revolver includes $5.0 million of availability for letters of credit and $5.0 million of availability for swingline loans. Interest on both the Term Loan and advances under the Revolver will be based on a base rate or Eurodollar rate plus an applicable margin of 3.0% and 4.0%, respectively, with the base rate and Eurodollar rate having floors of 3.0% and 2.0%, respectively. In the event of any default, the interest rate may be increased to 2.0% over the rate applicable to base rate loans. The Revolver also carries a commitment fee of 0.75% per annum, payable quarterly in arrears, on the unused portion of the credit line.
          Borrowings under the New Credit Facility will be subject to mandatory prepayment upon the occurrence of certain events, including the issuance of certain securities, the incurrence of certain debt and the sale or other disposition of certain assets. In addition, borrowings under the New Credit Facility will be subject to mandatory prepayment in the event the Company has excess cash flow, as defined in the New Credit Facility. Both the Term Loan and the Revolver have been guaranteed by substantially all of the Company’s domestic subsidiaries and secured by first priority security interests in substantially all of the Company’s assets (including the capital stock of our subsidiaries) and all such subsidiary guarantors. The New Credit Facility includes customary affirmative and negative covenants and events of default, as well as financial covenants relating to a maximum total leverage ratio and a minimum fixed charge coverage ratio. Negative covenants include, among other limitations, limitations on additional debt, liens, negative pledges, investments, dividends, stock repurchases, asset sales and affiliate transactions. Events of default include, among other events, non-performance of covenants, breach of representations, cross-default to other material debt, bankruptcy and insolvency, material judgments and changes in control.
          Cautionary Statements
          The representations, warranties and covenants made by the parties in the agreement documenting the New Credit Facility are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of the Company’s affiliates.
This description of the New Credit Facility is qualified in its entirety by the New Credit Facility filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

          Security Agreement
          In connection with the New Credit Facility, on March 25, 2010, the Company entered into a security agreement (the “Security Agreement”), by and among the Company and the other guarantors from time to time party thereto, as pledgors, assignors and debtors (collectively, the “Pledgors”) and Jefferies Finance LLC, in its capacity as collateral agent pursuant to the New Credit Facility, as pledgee, assignee and secured party. Pursuant to the Security Agreement, the Pledgors each pledged a lien on and interest in and to all of the right, title and interest of such Pledgor in the Pledged Collateral (as defined in the Security Agreement) as collateral security for the payment and performance in full of all the secured obligations under the New Credit Facility.
          This description of the Security Agreement is qualified in its entirety by the Security Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
          Indenture and Notes
          On March 25, 2010, the Company also issued $225.0 million in aggregate principal amount of 10 1/4% Senior Notes due 2015 (the “Notes”), which mature on October 1, 2015, pursuant to an indenture, dated as of March 25, 2010 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction, but we intend to make an offer to exchange the Notes for registered, publicly tradable notes with substantially identical terms as the Notes in accordance with the terms of the Registration Rights Agreement described below. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The following is a brief description of the material provisions of the Indenture and the Notes.
•	Interest. Interest on the Notes is payable semiannually on April 1 and October 1 of each year, commencing on October 1, 2010.
•	Guarantees. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company’s existing direct and indirect domestic restricted subsidiaries and will be guaranteed by future additional domestic restricted subsidiaries (the “Guarantors” and such guarantees, the “Guarantees”).
•	Ranking. The Notes and the Guarantees will rank equal in right of payment to all of the Company’s and the Guarantors’ existing and future senior unsecured indebtedness and rank senior in right of payment to all of the Company’s future subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the indebtedness under the New Credit Facility with respect to the assets securing such debt.
•	Optional Redemption. On or after April 1, 2013, the Company may redeem some or all of the Notes at a price of (i) 105.125% of the principal amount of the Notes if redeemed before October 1, 2014; and (ii) 100.000% of the principal amount of the Notes if redeemed on or after October 1, 2014, plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed, to the date of redemption. Prior to April 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Notes at any time prior to April 1, 2013, by paying a redemption price which includes a “make whole” premium.
•	Change of Control Offer. If the Company experiences certain change-of-control events, the holders of the Notes will have the right to require the Company to purchase their Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.
•	Asset Sale Offer. Upon certain asset sales, the Company may be required to offer to use the net proceeds of the asset sale to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.
•	Other Covenants. The Indenture contains certain covenants limiting the Company’s ability and the ability of its domestic restricted subsidiaries to (subject to certain exceptions): (i) incur or guarantee additional indebtedness or issue certain preferred stock; (ii) transfer or sell assets; (iii) make certain investments; (iv) pay dividends or distributions, redeem subordinated indebtedness or make other restricted payments; (v) create or incur liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) enter into agreements that restrict dividends from subsidiaries; (viii) issue capital stock of the Company’s subsidiaries; (ix) consummate a merger, consolidation or sale of all or substantially all of the Company’s assets; and (x) enter into transactions with affiliates.
•	Events of Default. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

          The description of the Indenture and the Notes is qualified in its entirety by the Indenture and Form of 10 1/4% Senior Note due 2015, filed as Exhibit 4.1 to this Current Report on Form 8-K, which are incorporated herein by reference.
          Amendment to PVA and Intercreditor Agreement
          On March 25, 2010, the prime vendor agreement, effective as of August 25, 2009, by and among AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”) and the Company and certain subsidiaries of the Company (as amended, the “PVA”), was amended to modify the scope of the security interest in the collateral granted under the PVA to provide ABDC with a lien on the Company’s and its subsidiaries’ inventory, accounts and proceeds. On March 25, 2010, Jefferies Finance LLC, as agent for the first priority secured parties, and ABDC entered into an intercreditor agreement (the “Intercreditor Agreement”) pursuant to which ABDC has agreed to subordinate the lien securing the Company’s obligations under the PVA to the liens securing the New Credit Facility.
          This description of the Amendment to the PVA and the Intercreditor Agreement is qualified in its entirety by the Amendment to the PVA and the Intercreditor Agreement filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.
          Registration Rights Agreement
          On March 25, 2010, BioScrip, the Guarantors and Jefferies & Company, Inc. entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, BioScrip and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission. Upon the effectiveness of the registration statement, BioScrip and the Guarantors will offer to the holders of the Notes registered, publicly tradable notes that have substantially identical terms as the Notes. If the Company fails to satisfy its obligations under the Registration Rights Agreement we may be required to pay additional interest on the Notes.
          This description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated herein by reference.
          Warrant Agreement
          In connection with the consummation of the Merger, on March 25, 2010, the Company entered into the Warrant Agreement with the Target Stockholders and an optionholder of the Target (the “Warrant Agreement”) providing for the issuance of warrants (the “Warrants”) representing the right to purchase, in the aggregate, 3,400,945 shares of Company Common Stock (as defined below) at the effective time of the Merger.
          The Warrants may be exercised at any time prior to 5:00 p.m., eastern time, on March 25, 2015 (the “expiration time”) upon the payment of the exercise price for each share of Company Common Stock with respect to which the Warrants are then being exercised. The initial exercise price is equal to $10.00 per share, subject to adjustment. Upon the exercise of any Warrants, a warrantholder may pay the applicable exercise price in cash or by “net exercise.” Any Warrants issued under the Warrant Agreement will be fully exercised pursuant to the terms thereof, without the need for any action by the holder of such Warrants, immediately prior to the expiration time if the resulting value upon such automatic exercise would be greater than zero. The Warrants are subject to stock-based and price-based anti-dilution provisions set forth in the Warrant Agreement.
          This description of the Warrant Agreement is qualified in its entirety by the Warrant Agreement filed as Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
          On March 25, 2010, contemporaneously with the execution and delivery of the New Credit Facility, the Amended and Restated Loan and Security Agreement, dated as of September 26, 2007, by and among BioScrip Pharmacy Services, Inc., BioScrip Infusion Services, Inc., BioScrip Pharmacy (NY), Inc., BioScrip PBM Services, LLC, BioScrip Pharmacy, Inc., Natural Living, Inc., BioScrip Infusion Services, LLC and Bradhurst Specialty Pharmacy, Inc., as Borrowers, and HFG Healthco-4 LLC, as Lender, was terminated and all amounts outstanding thereunder were repaid. The Company incurred no early termination penalties in connection with the termination of the agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          On March 25, 2010, pursuant to an agreement and plan of merger (the “Merger Agreement”) dated as of January 24, 2010 by and among the Company, Camelot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), the Target, Kohlberg Investors V, L.P., a Delaware limited partnership, in its capacity as the Stockholders’ Representative and as a stockholder (“Kohlberg”), Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company (collectively, the “Target Stockholders”), the Target merged with and into Merger Sub (the “Merger”). As a result of the Merger, the separate corporate existence of the Target ceased and Merger Sub is continuing as the surviving corporation of the Merger and a wholly owned subsidiary of the Company under the name “CHS Holdings, Inc.” In connection with the Merger, pursuant to the terms of the Merger Agreement, the Company paid a total purchase price of approximately $347 million (plus Warrants) for the acquisition of the Target as follows:
•	cash of approximately $114 million;
•	the repayment of approximately $123.9 of indebtedness of the Target (net of Target’s cash);
•	approximately 13.1 shares of common stock, $0.0001 par value, of the Company (the “Company Common Stock”) having an aggregate value of approximately $109.5 million based on the Company’s closing stock price of $8.35 on March 25, 2010, the date of the consummation of the Merger; and
•	Warrants.

          At the closing of the Merger, the Company assumed and adopted the Target’s 2006 Equity Incentive Plan, as amended (the “Stock Option Plan”). With respect to the right to purchase the Target Common Stock under the Stock Option Plan (the “Options”) held by the top five executives of the Target, Options representing the right to acquire an aggregate of 716,086 shares of Company Common Stock rolled over into the Stock Option Plan assumed by the Company at the closing of the Merger, and all remaining Options were cashed out in connection with the Merger.
          At the Stockholders’ Meeting (as defined below), the stockholders of the Company approved and adopted a proposal to issue the Company Common Stock, including the Company Common Stock to be issued upon the conversion of the Warrants.
          A total of 2,696,516 shares of Company Common Stock (of the total of approximately 13.1 million shares that were issued in connection with the Merger) were deposited into escrow and will be available to satisfy any indemnity to the Company under the Merger Agreement.
          A copy of the Company’s press releases, dated March 25, 2010 announcing the completion of the acquisition of the Target is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligations
          The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.
Item 3.02 Unregistered Sales of Equity Securities
          The information regarding the issuance of shares of Company Common Stock set forth in Item 1.01 above is incorporated herein by reference.
          The shares of Company Common Stock and Warrants issued to the Target Stockholders in connection with the Merger were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act. The offer and sale of shares of Company Common Stock and Warrants to the Target Stockholders, as a portion of the consideration for the Merger, was a privately negotiated transaction with the Target Stockholders, who are all accredited investors, that did not involve a general solicitation. The certificates representing the shares of Company Common Stock and Warrants issued in connection with the Merger contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.
Item 3.03. Material Modification to Rights of Security Holders.
          The information included in Item 1.01 above is incorporated by reference into this Item 3.03.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          As of the effective time of the Merger, the board of directors of the Company expanded to 10 directors from nine directors (with a then-existing vacancy). The vacancy created by the increase in the authorization of the additional directorship and previously existing vacancy will be filled by Messrs. Samuel P. Frieder and Gordon H. Woodward in accordance with the stockholders’ agreement (the “Stockholders’ Agreement”) with the Target Stockholders and certain optionholders of CHS.
          For as long as Kohlberg has the right to designate one or more directors on the Company’s board of directors pursuant to the terms of the Stockholders’ Agreement, at least one of those directors will be entitled to representation on each of the Audit Committee, the Management Development and Compensation Committee and the Corporate Strategy Committee of the Company’s board of directors. Effective as of the effective time of the Merger, Mr. Frieder has been designated to serve on the Management Development and Compensation Committee and Mr. Woodward has been designated to serve on the Audit and Corporate Strategy Committees.
          Samuel P. Frieder, 44, joined Kohlberg & Company, L.L.C. in 1989, became a Principal in 1995 and Co-Managing Partner in 2006. From 1988 to 1989 he was a senior associate in the Capital Funding Group at Security Pacific Business Credit. Prior to that, he was a senior real estate analyst at Manufacturers Hanover Trust Company. He is a member of the board of directors of AGY Holdings Corporation, Bauer Hockey, Centerplate, Inc., Central Parking Corporation, Hawkeye Group, Katy Industries, Inc., Hoffmaster Group Inc., Kohlberg Capital Corporation, Niagara Corporation, Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Pittsburgh Glass Works L.L.C., Stanadyne Corporation, SVP Holdings, Ltd., Trico Products, Inc. and United States Infrastructure Corporation. Mr. Frieder holds an A.B. from Harvard College.

Gordon H. Woodward, 40, joined Kohlberg & Company, L.L.C. in 1996 and became a Partner in 2001. Prior to joining Kohlberg & Company, L.L.C., Mr. Woodward was a financial analyst at James D. Wolfensohn Incorporated. He is a member of the board of directors of Centerplate, Inc., Central Parking Corporation, Hoffmaster Group Inc., Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Stanadyne Corporation, and United States Infrastructure Corporation. Mr. Woodward received an A.B. from Harvard College.
          The foregoing summary of certain provisions of the Stockholders’ Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 of the Current Report on Form 8-K of the Company on January 27, 2010, and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
          On March 25, 2010, the Company held a special meeting of stockholders (the “Stockholders’ Meeting”) to vote on the following proposal:
To approve the issuance of up to approximately 12.9 million shares of Company Common Stock (subject to increase if net indebtedness of the Target is less than $132 million at closing), as well as 3,400,945 shares of Company Common Stock to be issued upon exercise of Warrants.
          Since there were sufficient votes to approve the above proposal, a proposal to approve adjournment of the Stockholders’ Meeting was not voted on at the Stockholders’ Meeting. Set forth below are the final results of the vote on the proposal to approve the issuance of shares of Company Common Stock.

For	Against	Abstain	Broker Non-Vote
32,453,901	262,085	58,814	0
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Incorporated herein by reference are the Critical Homecare Solutions Holdings, Inc. audited consolidated financial statements as of and for the year ended December 31, 2009, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2010, and the Critical Homecare Solutions Holdings, Inc. audited consolidated financial statements as of and for the years ended December 31, 2008 and 2007, filed with the Company’s Proxy Statement on Schedule 14A filed with the SEC on February 24, 2010.
(b) Pro Forma Financial Information.
Incorporated herein by reference is the Unaudited Pro Forma Combined Financial Information of BioScrip, Inc., filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2010.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp., Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Form 8-K (SEC Accession No. 0000950123-10-005446) as filed with the SEC on January 27, 2010).

4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (including Form of 10 1/4% Senior Note due 2015).

4.2	Warrant Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd.

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders.

10.2	Security Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the other guarantors from time to time party thereto, and Jefferies Finance LLC, as collateral agent pursuant to the Credit Agreement.

10.3	First Amendment, dated as of March 25, 2010, to Prime Vender Agreement, dated as of July 1, 2009, by and among AmerisourceBergen Drug Corporation, Bioscrip, Inc., BioScrip Infusion Services, Inc., Chonimed LLC, Los Feliz Drugs Inc., Bioscrip Pharmacy Inc., Bradhurst Specialty Pharmacy, Inc., Bioscrip Pharmacy (NY), Inc., Bioscrip PMB Services, LLC, Natural Living Inc., Bioscrip Infusion Services, LLC, Bioscrip Nursing Services, LLC, Bioscrip Infusion Management, LLC and Bioscrip Pharmacy Services, Inc.

10.4	Intercreditor Agreement, dated as of March 25, 2010, by and between Jefferies Finance LLC, as agent for the first priority secured parties, and AmerisourceBergen Drug Corporation.

10.5	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc.

99.1	Press Release dated March 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.
Date: March 31, 2010		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp., Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Form 8-K (SEC Accession No. 0000950123-10-005446) as filed with the SEC on January 27, 2010).

4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (including Form of 10 1/4% Senior Note due 2015).

4.2	Warrant Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd.

10.1	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders.

10.2	Security Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the other guarantors from time to time party thereto, and Jefferies Finance LLC, as collateral agent pursuant to the Credit Agreement.

10.3	First Amendment, dated as of March 25, 2010, to Prime Vender Agreement, dated as of July 1, 2009, by and among AmerisourceBergen Drug Corporation, Bioscrip, Inc., BioScrip Infusion Services, Inc., Chonimed LLC, Los Feliz Drugs Inc., Bioscrip Pharmacy Inc., Bradhurst Specialty Pharmacy, Inc., Bioscrip Pharmacy (NY), Inc., Bioscrip PMB Services, LLC, Natural Living Inc., Bioscrip Infusion Services, LLC, Bioscrip Nursing Services, LLC, Bioscrip Infusion Management, LLC and Bioscrip Pharmacy Services, Inc.

10.4	Intercreditor Agreement, dated as of March 25, 2010, by and between Jefferies Finance LLC, as agent for the first priority secured parties, and AmerisourceBergen Drug Corporation.

10.5	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc.

99.1	Press Release dated March 25, 2010.